Exhibit 10.13

EXECUTION COPY

TRANSACTION FEE AGREEMENT

TRANSACTION FEE AGREEMENT, dated as of May 24, 2012 (this “Agreement”), by and among EP ENERGY GLOBAL LLC (F/K/A EP ENERGY, L.L.C.), a Delaware corporation (the “Company”), EPE ACQUISITION, LLC, a Delaware limited liability company (“Holdings”), APOLLO GLOBAL SECURITIES, LLC, a Delaware limited liability company (“Apollo”), RIVERSTONE V EVEREST HOLDINGS, L.P., a Delaware limited partnership (“Riverstone” and together with Apollo, the “Initial Service Providers” and each, an “Initial Service Provider”), ACCESS INDUSTRIES, INC., a New York corporation (“Access Industries”) and KOREA NATIONAL OIL CORPORATION, a corporation duly organized and existing under the laws of Korea (“KNOC,” and together with Access Industries and the Initial Service Providers, the “Service Providers” and each, a “Service Provider”).

RECITALS

WHEREAS, the Service Providers have expertise in the areas of finance, strategy, investment, acquisitions and other matters relating to Holdings, its direct and indirect divisions and subsidiaries, parent entities and controlled affiliates (collectively, the “Company Group”) and their businesses;

WHEREAS, each of Holdings and the Company has availed itself of the Initial Service Providers’ expertise related to the business and affairs of the Company Group and the review and analysis of certain financial and other transactions;

WHEREAS, Holdings and its members have entered into that certain Amended and Restated Limited Liability Company Agreement of Holdings, dated as of April 24, 2012 (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof (the “LLC Agreement”); and

WHEREAS, each of the Service Providers, Holdings and the Company agrees that it is in its best interest to enter into this Agreement whereby, for the consideration specified herein, the Service Providers have provided and shall provide the services identified herein as independent consultants to the Company Group.

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                          Retention of the Service Providers.

This letter serves to confirm the retention by Holdings and the Company of the Service Providers to provide structuring and financial services to Holdings and the Company upon the terms and conditions set forth in this Agreement.

Section 2.                                          Term.

This Agreement shall commence on, and shall be effective from, the date hereof and shall terminate upon the Termination Date (as defined in the Management Fee Agreement, dated as of May 24, 2012, by and among the Company, Holdings and the Service Providers); provided, that the obligations of the Company Group pursuant to Sections 3, 4(b), 4(c), and 5 and the provisions of Section 7 through Section 15 shall survive any termination of this Agreement.

Section 3.                                          Transaction Services.

(a)                                  Each of Holdings and the Company acknowledges and agrees that the Initial Service Providers have (i) structured the acquisition and the other transactions contemplated by the Purchase and Sale Agreement (as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Purchase Agreement”), dated as of February 24, 2012, by and among EP Energy Corporation, a Delaware corporation (“EP Energy”), EP Energy Holding Company, a Delaware corporation (“New EPE”), El Paso Brazil, L.L.C., a Delaware limited liability company (“EP Brazil” and together with EP Energy and New EPE, the “Sellers” and each a “Seller”) and the Company, (ii) arranged for financing in connection with the transactions contemplated by the Purchase Agreement (the “Acquisition Financing”), and (iii) provided other services in connection with the transactions contemplated by the Purchase Agreement and the Acquisition Financing.

(b)                                 Each of Holdings and the Company acknowledges and agrees that it may, pursuant to Section 6 hereof, engage the Service Providers to provide investment banking, financing or other financial advisory services in connection with an Additional Transaction (as defined below) after the date hereof.

(c)                                  Each Service Provider shall perform all services to be provided hereunder as an independent contractor to the Company Group and not as an employee, agent, partner, joint venturer or representative of any member of the Company Group.  No Service Provider shall have any authority to act for or to bind any member of the Company Group while acting in its capacity as an advisor to the Company Group under this Agreement without Holding’s or the Company’s prior written consent.

(d)                                 This Agreement shall in no way prohibit the Service Providers, their Affiliates, or any of their or their Affiliates’ current or former limited partners, general partners, directors, members, officers, managers, employees, agents, advisors or representatives from engaging in other activities or performing services for their or their own account or for the account of others, including for any Person that may be in competition with any business of any member of the Company Group.

(e)                                  Any advice or opinions provided by any Service Provider may not be disclosed or referred to publicly or to any third party (other than Holding’s, the Company’s or any of their affiliate’s legal, tax, financial or other advisors), except in accordance with such Service Provider’s prior written consent.

Section 4.                                          Compensation.

(a)                                  As consideration for services rendered as set forth in Section 3(a), the Company agrees to pay:

i.                  to Apollo, a nonrefundable fee of $53,625,000 (the “Apollo Transaction Fee”), and

ii.               to Riverstone, a nonrefundable fee of $17,875,000 (the “Riverstone Transaction Fee” and together with the Apollo Transaction Fee, the “Transaction Fees”),

which shall be earned and payable in full upon the closing of the transactions contemplated by the Purchase Agreement (the “Completion Date”). The Apollo Transaction Fee will be payable to Apollo by wire transfer in same-day funds to the bank account designated by Apollo and the Riverstone Transaction Fee will be payable to Riverstone by wire transfer in same-day funds to the bank account designated by Riverstone.

(b)                                 Nothing in this Agreement shall have the effect of prohibiting the Service Providers, their Affiliates or any of their or their Affiliates’ limited partners, general partners, directors, members, officers, managers, employees, agents, advisors or representatives from receiving from Holdings, the Company or any other member of the Company Group, any other fees.

(c)                                  All amounts payable to the Service Providers hereunder shall be paid in cash and in U.S. dollars by wire transfer in same-day funds to the respective bank accounts designated by the Service Providers.

Section 5.                                          Indemnification; Limitation on Damages

(a)                                  The Company shall indemnify and hold harmless each Service Provider, its respective Affiliates, or any of its or its Affiliates’ limited partners, general partners, directors, members, officers, managers, employees, agents, advisors (each such Person being an “Indemnified Party”) from and against any and all losses, claims, damages and liabilities, including in connection with seeking indemnification and, whether joint or several (the “Liabilities”), related to, arising out of or in connection with the services contemplated by this Agreement or the engagement of such Service Provider pursuant to, and the performance by such Service Provider of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not an Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by any member of the Company Group.  The Company shall reimburse any Indemnified Party for all costs, fees and expenses (including attorneys’ fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto.  The Company shall not be liable under the foregoing indemnification provisions with respect to any Liability of an Indemnified Party to the extent that such is determined by a court of competent jurisdiction, in a final judgment from which no further appeal may be taken, to have resulted primarily from the willful misconduct of such Indemnified Party.  The attorneys’ fees and other expenses of an Indemnified Party shall be paid by the Company as they are incurred upon receipt, in each case, of an undertaking by or on behalf of the Indemnified Party to repay such amounts if it is finally judicially determined that the Liabilities in question resulted primarily from the willful misconduct of such Indemnified Party.

(b)                                 The Company Group’s sole remedy against a Service Provider for breach of this Agreement shall be to offset any fees otherwise payable to such Service Provider by the amount of any Liabilities arising out of or relating to such Service Provider’s performance under this Agreement or the services to be rendered by such Service Provider hereunder, it being understood that any recovery shall be limited to actual damages, and no special, consequential, indirect, or punitive damages shall be allowed.  No Indemnified Person shall be liable to the Company Group (i) for any breach hereunder by another Indemnified Person or (ii) for any breach by it, unless such breach constitutes fraud or willful misconduct as determined in a final judgment of a court of competent jurisdiction from which no appeal can be made.

Section 6.                                          Other Services.

If Holdings, the Company or any other member of the Company Group shall determine that it is advisable for any such entity to hire a financial advisor, consultant, investment banker or any similar agent in connection with a transaction (including any merger, consolidation, recapitalization or sale of assets or equity interests) the result of which is that any Person (other than the Service Providers or an Affiliate of the Service Providers) becomes the beneficial owner, directly or indirectly, of more than 50% of the equity and voting securities, or all or substantially all of the assets, of the Company Group, or in connection with one or more public offerings of any class of equity securities of Holdings, the Company or any other member of the Company Group (any of the foregoing, an “Additional Transaction”), Holdings or the Company shall notify the Service Providers of such determination in writing.  Promptly thereafter, upon the request of the Service Providers, the parties shall negotiate in good faith to agree upon appropriate additional services and indemnification for the relevant member of the Company Group to hire one or more of the Service Providers or their Affiliates for such services.  No member of the Company Group may hire any Person, other than one or more of the Service Providers or their Affiliates, for any such services, unless all of the following conditions have been satisfied: (a) the parties are unable to agree after 30 days following receipt by the Service Providers of such written notice, (b) such other Person has a reputation that is at least equal to the reputation of the Service Providers in respect of such services, (c) 10 business days shall have elapsed after Holdings or the Company provides a written notice to the Service Providers of its intention to hire such other Person, which notice shall identify such other Person and shall describe in reasonable detail the nature of the services to be provided, the compensation to be paid and the indemnification to be provided, (d) the compensation to be paid is not more than one or more of the Service Providers are willing to accept in the negotiations described above, and (e) the indemnification to be provided is not more favorable to such other Person than the indemnification that the Service Providers were willing to accept in the negotiations described above.  In the absence of an express agreement to the contrary, at the closing of any Additional Transaction, the Company shall pay to the Service Providers a fee equal to the lesser of (I) (one percent) 1.0% of the aggregate enterprise value paid or provided by the Company Group (including the aggregate value of (i) equity securities, warrants, rights and options acquired or retained, (ii) indebtedness acquired, assumed or refinanced and (iii) any other consideration or compensation paid in connection with such Additional Transaction) and (II) $100,000,000.00 (the “Additional Transaction Fee”), to be allocated as follows: (A) a portion of such fee shall be allocated among each of (1) Riverstone, (2) KNOC, and (3) Access Industries in accordance with a fraction, expressed as a percentage, the numerator of which is the aggregate amount of the commitment funded by such Service Provider and/or its Affiliate in exchange for equity securities of Holdings (or any successor thereto) as of the closing of the transactions contemplated by the Purchase Agreement, and the denominator of which is the aggregate amount of the commitments funded by all investors in Holdings (or any successor thereto) in exchange for equity securities of Holdings (or any successor thereto) as of the closing of the transactions contemplated by the Purchase Agreement and (B) the remaining portion of such additional transaction fee shall be allocated to Apollo; provided, however, that notwithstanding the immediately preceding sentence, no Service Provider shall be entitled to receive any portion of such Additional Transaction Fee in the event that, at the time that such Additional Transaction Fee becomes payable, none of such Service Provider, its Affiliates or their respective permitted transferees are entitled to appoint a manager to the board of managers of Holdings pursuant to the terms of the LLC Agreement (such Service Provider, an “Ineligible Service Provider,” and the portion of such Additional Transaction Fee so forfeited, the “Forfeited Fee”), in which case the Forfeited Fee shall be allocated to each other Service Provider who is either entitled to, or whose Affiliates or the respective permitted transferees thereof are entitled to appoint a manager to the board of managers of Holdings pursuant to the terms of the LLC Agreement (such Service Provider, an “Eligible Service Provider”) in accordance with a fraction, expressed as a percentage, the numerator of which is the portion of the Additional Transaction Fee that such Eligible Service Provider would have received if the Ineligible Service Provider had remained eligible to receive its portion of the Additional Transaction Fee and the denominator of which is the aggregate amount of the portions of the Additional Transaction Fee that the Eligible Service Providers would have received if the Ineligible Service Provider had remained eligible to receive the Forfeited Fee.  Upon presentation by a Service Provider to the Company of such documentation as may be reasonably requested by the Company, the Company shall reimburse the requesting Service Provider for all reasonable out-of-pocket expenses, including legal fees and expenses, and other disbursements incurred by such Service Provider, its Affiliates, or any of its or its Affiliates’ limited partners, general partners, directors, members, officers, managers, employees, agents, advisors or representatives in the performance of such Service Provider’s obligations hereunder in connection with any Additional Transaction after the date hereof.

Section 7.                                          Notices.

All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by internationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to Apollo, to:

Apollo Global Securities, LLC

9 West 57th Street

New York, New York 10019

Attention:    Cindy Michel

Telecopier:  (212) 515-3288

with a copy to (which shall not constitute notice):

Apollo Management VII, L.P.

9 West 57th Street

New York, New York 10019

Attention:    Gregory Beard and Laurie D. Medley

Telecopier:  (212) 515-3288

and

Apollo Commodities Management, L.P. with respect to Series I

9 West 57th Street

New York, New York 10019

Attention:    Gregory Beard and Laurie D. Medley

Telecopier:  (212) 515-3288

and

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, N.Y. 10019-6064

Attention:  James H. Schwab

Telecopier: (212) 757-3990

if to Riverstone, to:

c/o Riverstone Holdings LLC

712 Fifth Avenue, 19th Floor

New York, NY 10019

Attention:  Thomas J. Walker

Telecopier: (212) 993-0077

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention:  Bruce C. Herzog

Telecopier:  (212) 728-9220

if to Access Industries, to:

Access Industries

730 Fifth Avenue

New York, NY 10019

Attention:    General Counsel

Telecopier:  (212) 977-8112

with a copy to (which shall not constitute notice):

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Attention:  Jeffrey J. Rosen

Kevin A. Rinker

Telecopier: (212) 909-6836

if to KNOC, to:

Korea National Oil Corporation

57 Gwanpyeong-ro212beong-gil, Dongan-gu,

Anyang, Gyeonggi-do, Korea 431-711

Attention:    VP of New Ventures Dept.

Telecopier:  +82 31 384 1275

with a copy to (which shall not constitute notice):

Kim & Chang

Seyang building, 223 Naeja-dong, Jongno-gu

Seoul 110-720 Korea

Attention:   Chung-In Anthony Choi

Telecopier: +82 2 3703 1590

if to the Company or Holdings, to it at:

c/o Apollo Management VII, L.P.

9 West 57th Street

New York, New York 10019

Attention:    Gregory Beard and Laurie D. Medley

Telecopier:  (212) 515-3288

with a copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, N.Y. 10019-6064

Attention:  James H. Schwab

Telecopier: (212) 757-3990

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.  Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 8.                                          Benefits of Agreement.

This Agreement shall bind and inure to the benefit of the Service Providers, Holdings, the Company, the Indemnified Parties and any successors to or assigns of the Service Providers, Holdings, the Company and the Indemnified Parties; provided, this Agreement may not be assigned by either party hereto without the prior written consent of the other party, which consent will not be unreasonably withheld in the case of any assignment by a Service Provider and; provided, further, that no consent of any party shall be required for any assignment by a Service Provider to an Affiliate of such Service Provider. Upon a Service Provider’s request, the Company shall cause the other members of the Company Group to become parties hereto directly in order to avail themselves of the services hereunder.

Section 9.                                          Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.  The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required.  Each of the parties hereto:  (a) agrees that this Agreement involves at least US $100,000.00; (b) agrees that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. § 2708(a); (c) irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware with respect to all actions and proceedings arising out of or relating to this Agreement and the transactions contemplated hereby; (d) agrees that all claims with respect to any such action or proceeding shall be heard and determined in such courts and agrees not to commence any action or proceeding relating to this Agreement or the transactions contemplated hereby except in such courts; (e) irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby and irrevocably and unconditionally waives the defense of an inconvenient forum; (f) irrevocably appoints The Corporation Trust Company as its agent for the sole purpose of receiving service of process or other legal summons in connection with any such dispute, litigation, action or proceeding brought in such courts and agrees that it will maintain The Corporation Trust Company at all times as its duly appointed agent in the State of Delaware for the service of any process or summons in connection with any such dispute, litigation, action or proceeding brought in such courts and, if it fails to maintain such an agent during any period, any such process or summons may be served on it by mailing a copy of such process or summons by a nationally-recognized courier service to the address set forth below its signature to this Agreement, with such service deemed effective on the fifth day after the date of such mailing; and (g) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  The parties hereto agree that any violation of this Section shall constitute a material breach of this Agreement and shall constitute irreparable harm.

Section 10.                                   Headings.

Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

Section 11.                                   Entire Agreement; Amendments.

This Agreement contains the entire understanding of the parties hereto with respect to its subject matter and supersedes any and all prior agreements, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

Section 12.                                   Counterparts.

This Agreement may be executed in counterparts, including via facsimile transmission or PDF copies sent by e-mail, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same document.

Section 13.                                   Waivers.

Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

Section 14.                                   Severability.

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

Section 15.                                   Definitions.

For purposes of this Agreement, the term “Affiliate,” (i) with respect to Apollo, shall include AIF VII Euro Holdings, L.P., Apollo Investment Fund VII, L.P., Apollo Investment Fund (PB) VII, L.P., Apollo Overseas Partners VII, L.P., Apollo Overseas Partners (Delaware) VII, L.P., Apollo Overseas Partners (Delaware 892) VII, L.P., Apollo Advisors VII, L.P., Apollo Natural Resources Partners, L.P. and each of their respective affiliates (collectively, the “Apollo Funds”), the general partner of each of the Apollo Funds and each Person controlling, controlled by or under common control with any of the foregoing Persons, (ii) with respect to Riverstone, shall include Riverstone V Everest Holdings, L.P. and each of their respective affiliates (collectively, the “Riverstone Funds”), the general partner of each of the Riverstone Funds and each Person controlling, controlled by or under common control with any of the foregoing Persons (iii) with respect to Access Industries, shall include each Person controlling, controlled by, or under common control with Access Industries and (iv) with respect to KNOC, shall include each Person controlling, controlled by, or under common control with KNOC.  Furthermore, for purposes of this Agreement, the term “Person” shall mean an individual, partnership, limited liability partnership, corporation, limited liability company, association, joint stock company, trust, estate, joint venture, unincorporated organization or governmental authority (or any department, agency or political subdivision thereof).  The words “include”, “includes” and “including” mean include, includes and including “without limitation”.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

EP ENERGY GLOBAL LLC (F/K/A EP ENERGY, L.L.C.)

By:	/s/ Kyle McCuen
	Name:	Kyle McCuen
	Title:	VP and Treasurer

Signature Page to Transaction Fee Agreement

EPE ACQUISITION, LLC

By:	/s/ Laurie Medley
	Name:	Laurie Medley
	Title:	Vice President

Signature Page to Transaction Fee Agreement

APOLLO GLOBAL SECURITIES, LLC

By:	/s/ Cindy Michel
Name: Cindy Michel
Title: Chief Compliance Officer and Vice President

Signature Page to Transaction Fee Agreement

RIVERSTONE V EVEREST HOLDINGS, L.P.

By:	RIVERSTONE ENERGY PARTNERS V, L.P., its general partner

By:	RIVERSTONE ENERGY GP V, LLC, its general partner

By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Managing Director

Signature Page to Transaction Fee Agreement

ACCESS INDUSTRIES, INC.

By:	/s/ Peter L. Thoren
	Name:	Peter L. Thoren
	Title:	Executive Vice President

By:	/s/ Jared Fertman
	Name:	Jared Fertman
	Title:	Vice President

Signature Page to Transaction Fee Agreement

KOREA NATIONAL OIL CORPORATION

By:	/s/ Sung-jin Chang
Name: Sung-jin Chang
Title: VP of New Ventures Dept.

Signature Page to Transaction Fee Agreement